                                                                    EXHIBIT 99.1

                                                                      [CCA LOGO]


NEW RELEASE


Contact:  Karin Dember:   (615) 263-3005



                       CORRECTIONS CORPORATION OF AMERICA
               ANNOUNCES 2003 FOURTH QUARTER AND YEAR END RESULTS

                       ANNUAL REVENUE EXCEEDS $1.0 BILLION
                    QUARTERLY OCCUPANCY INCREASES TO OVER 95%


NASHVILLE, Tenn. - February 11, 2004 - Corrections Corporation of America (NYSE:
CXW) (the "Company") today announced its operating results for the fourth quarter and year ended December 31, 2003.

FINANCIAL HIGHLIGHTS

THREE MONTHS ENDED DECEMBER 31, 2003 COMPARED TO 2002

For the fourth quarter of 2003, the Company reported net income available to common stockholders of $78.8 million, or $2.01 per diluted share, compared with $37.9 million, or $1.14 per diluted share, for the fourth quarter of 2002. Results for the fourth quarter of 2003 included a non-cash income tax benefit for the reversal at December 31, 2003, of the Company's valuation allowance that had been applied to its deferred tax assets, as further described below, as well as other non-recurring income tax benefits, totaling $54.3 million.

Results for the fourth quarter of 2002 included the following special items:

         - An income tax benefit of approximately $30.3 million for a reduction of the Company's tax valuation allowance arising primarily as a result of 2002 tax deductions based on a cumulative effect of accounting change for tax depreciation that were reported on the Company's 2002 federal income tax return;

         - A charge of $4.0 million for success-based professional fees incurred in connection with the aforementioned tax strategy; and

         - A charge of $0.6 million related to the accounting for a derivative instrument in accordance with Statement of Financial Accounting Standards No. 133 ("SFAS 133").

Excluding these special items, for the quarter ended December 31, 2003, the Company generated net income available to common stockholders of $24.5 million, or $0.63 per diluted share, compared with net income available to common stockholders of $12.2 million, or $0.40 per diluted share, for the quarter ended December 31, 2002. The effects of the above items are further illustrated in the following table:



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10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 263-3000

CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 2


                                                   THREE MONTHS ENDED DECEMBER 31,
                                                         2003             2002
                                                      --------         --------
Net income available to common stockholders           $ 78,758         $ 37,876
Success-based tax professional fees                         --            4,000
Change in fair value of derivative instruments              --              628
Income tax benefit                                     (54,276)         (30,259)
                                                      --------         --------
                                                      $ 24,482         $ 12,245
                                                      ========         ========
Per diluted share                                     $   0.63         $   0.40
                                                      ========         ========


Operating income for the fourth quarter of 2003 increased to $44.1 million compared with $31.4 million for the fourth quarter of 2002. Excluding the success-based tax professional fees incurred during the fourth quarter of 2002, operating income for the fourth quarter 2003 increased $8.7 million, or 24.6 percent. EBITDA adjusted for special items ("Adjusted EBITDA")(1) for the fourth quarter of 2003 was $58.1 million, compared with $48.8 million for the fourth quarter of 2002. The increases in operating income and Adjusted EBITDA were primarily the result of higher occupancy levels and operating margins, including contributions resulting from the opening of the McRae Correctional Facility in December 2002 and the acquisition of the Crowley County Correctional Facility in January 2003.

Adjusted free cash flow(1) continued to improve, with $27.4 million generated during the fourth quarter of 2003, compared with $23.1 million generated during the fourth quarter of 2002. The increase in adjusted free cash flow resulted from higher occupancy levels and operating margins, as well as the fact that the fourth quarter of 2002 was negatively impacted by the $4.0 million in success-based tax professional fees. Adjusted free cash flow for the fourth quarter of 2003 was negatively impacted by an increase in cash used for investments in technology and facility improvements compared with the same period in the prior year. Please refer to the Calculation of Adjusted Free Cash Flow and Adjusted EBITDA and related information following the financial statements herein.

TWELVE MONTHS ENDED DECEMBER 31, 2003 COMPARED TO 2002

For the year ended December 31, 2003, the Company reported net income available to common stockholders of $126.5 million, or $3.44 per diluted share, compared with a net loss available to common stockholders of $28.9 million, or $0.82 per diluted share, in 2002. In addition to the fourth quarter items discussed above, results for the year ended December 31, 2003, included the following special items:

         - A charge of $6.7 million associated with the Company's debt refinancing and recapitalization transactions completed in 2003;

         - A gain of $2.9 million related to the accounting for a derivative instrument in accordance with SFAS 133; and

         - A charge of approximately $4.5 million for additional distributions paid to series B preferred stockholders in connection with the Company's tender offer for such shares. The additional distributions represented a tender premium over and above the regular dividend accruing on approximately 3.7 million shares that were tendered on May 13, 2003.



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CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 3


In addition to the fourth quarter items discussed above, results for the year ended December 31, 2002 also included:

- An additional income tax benefit of $32.2 million resulting from an income tax change that was signed into law in March 2002, which enabled the Company to utilize net operating losses incurred during 2001 to offset taxable income generated in 1997 and 1996 to obtain a cash refund of approximately $32.2 million during April 2002;

- A charge of $36.7 million associated with the Company's refinancing of its senior indebtedness in May 2002;

- Gains of $2.2 million related to the accounting for certain derivative instruments in accordance with SFAS 133; and

- A charge of $80.3 million for the cumulative effect of a change in accounting for goodwill in accordance with Statement of Financial Accounting Standards No. 142 ("SFAS 142").

Excluding these special items, for the year ended December 31, 2003, the Company generated net income available to common stockholders of $80.5 million, or $2.23 per diluted share, compared with net income available to common stockholders of $27.4 million, or $0.92 per diluted share, for the year ended December 31, 2002. The effects of the above items are further illustrated in the following table:


                                                                                       TWELVE MONTHS ENDED
                                                                                          DECEMBER 31,
                                                                                     2003               2002
                                                                                 ------------        ----------
Net income (loss) available to common stockholders                               $    126,521        $ (28,875)
Success-based tax professional fees                                                        --            4,000
Expenses associated with debt refinancing and recapitalization transactions             6,687           36,670
Change in fair value of derivative instruments                                         (2,900)          (2,206)
Income tax benefit                                                                    (54,276)         (62,483)
Excess distributions to series B preferred stockholders                                 4,472               --
Cumulative effect of accounting change                                                     --           80,276
                                                                                 ------------        ----------
                                                                                 $     80,504        $  27,382
                                                                                 ============        =========
Per diluted share                                                                $       2.23        $    0.92
                                                                                 ============        =========

In addition to operating income generated from the McRae Correctional Facility and the Crowley County Correctional Facility during 2003, as stated above, financial results also reflect a reduction in interest expense and preferred stock distributions generated as a result of the debt refinancing and recapitalization transactions completed during the second and third quarters of 2003 and during the second quarter of 2002. For the year ended December 31, 2003, revenues increased to $1,036.7 million compared with $937.8 million for the year ended December 31, 2002, representing an increase of 10.6 percent. Adjusted EBITDA increased 20.4% to $221.4 million from $183.9 million in 2003, while adjusted free cash flow increased 30.6% to $111.3 million from $85.2 million in 2002. Average compensated occupancy for continuing operations for the year ended December 31, 2003, improved to 92.9% from 89.1% in 2002, while
facility operating margins also increased to 25.7 % from 23.3 percent   .


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CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 4


INCOME TAX VALUATION ALLOWANCE

Throughout 2002 and 2003, the Company did not recognize an income tax provision due to the application of a valuation allowance applied to its deferred tax assets, in accordance with generally accepted accounting principles ("GAAP"). At December 31, 2003, the Company concluded that it was more likely than not that substantially all of its deferred tax assets would be realized. As a result, in accordance with GAAP, the valuation allowance applied to such deferred tax assets was reversed, resulting in a non-cash income tax benefit, along with other non-recurring income tax benefits, of approximately $54.3 million, or $1.38 per diluted share for the fourth quarter of 2003.

As the result of the reversal of the valuation allowance, beginning with the first quarter of 2004, the Company will begin providing for an income tax provision at a rate on income before taxes equal to the combined federal and state effective tax rates, currently estimated to be 40 percent. Please refer to the illustration following the financial statements herein of 2003 adjusted net income assuming a tax provision using an estimated effective tax rate of 40 percent.

OPERATIONS HIGHLIGHTS

For the quarters ended December 31, 2003 and 2002, key operating statistics for the continuing operations of the Company were as follows:


                                                                           THREE MONTHS ENDED DECEMBER 31,
                             Metric                                      2003                      2002
                                                                       ------------             -------------
 Average Available Beds                                                      58,732                    56,610
 Average Compensated Occupancy                                                95.4%                     90.9%
 Total Compensated Man-Days                                               5,152,403                 4,732,062

 Revenue per Compensated Man-Day                                       $      51.07             $       50.13
 Operating Expense per Compensated Man-Day:
    Fixed                                                                     27.74                     27.49
    Variable                                                                   9.94                     10.55
                                                                       ------------             -------------
    Total                                                              $      37.68             $       38.04
                                                                       ------------             -------------

 Operating Margin per Compensated Man-Day                              $      13.39             $       12.09
 Operating Margin                                                             26.2%                     24.1%


Total revenue for the three months ended December 31, 2003 increased 11.1% to $268.9 million from $242.0 million during the fourth quarter of 2002. Total compensated man-days during the fourth quarter of 2003 increased to 5.2 million compared with 4.7 million in the same period in the prior year, while average compensated occupancy for the quarter increased to 95.4% from 90.9% in the fourth quarter of 2002. The increased revenues resulted from strong occupancy increases at existing facilities, where "same-store" facility EBITDA increased 12%, as well as from the Crowley Colorado and McRae facilities which were added in 2003.

Operating margins increased to $13.39 per compensated man-day in the fourth quarter of 2003 from $12.09 per compensated man-day in the prior year fourth quarter, while operating margins improved to 26.2% compared with 24.1 percent. The higher margins were driven by increasing occupancy


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CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 5


levels, increases in per-diem rates at a number of facilities and strong expense control. Total operating expenses per man-day decreased $0.36 from the prior year comparable quarter primarily due to reductions achieved in the areas of food and medical expense.

Commenting on the Company's results, John Ferguson, President and CEO stated, "We are clearly pleased with the Company's financial results for 2003. Revenues, occupancy, operating margins and earnings all increased, and our financial position improved significantly as a result of several financing transactions over the course of the year. As we enter 2004, prisons remain overcrowded, and the ongoing fiscal difficulties facing many states have restricted the supply of new prison beds. CCA is well positioned to take advantage of this environment with numerous avenues to supply as-needed beds to meet the needs of our government customers."

BUSINESS DEVELOPMENT HIGHLIGHTS

In November 2003, the Company announced that the Texas Department of Criminal Justice ("TDCJ") awarded new contracts to manage a total of 7,314 beds in six state facilities as part of a procurement re-bid process. The management contracts, which became effective January 15, 2004, consist of four jails and two correctional facilities. Based on the TDCJ's recommendation, the Company also retained its contract to manage the 962-bed Bartlett State Jail, but was not awarded the contract to continue managing the 1,000-bed Sanders Estes Unit, which expired January 15, 2004.

On January 5, 2004, the Company announced that it entered into an agreement with the State of Vermont to manage up to 700 inmates. The agreement represents the first time Vermont has partnered with the private corrections sector to provide residential services for its inmates. The Company has begun receiving Vermont inmates at its Lee Adjustment Center and Marion Adjustment Center, both located in Kentucky.

On January 9, 2004, the Company announced a new contract with the United States Marshals Service ("USMS") to manage up to 800 inmates at its Leavenworth Detention Center located in Leavenworth, Kansas. To fulfill the requirements of the contract, the Company will expand the Leavenworth Detention Facility by 256 beds, increasing the total design capacity to 739 beds. The anticipated cost to expand the Leavenworth facility is approximately $10.4 million, with completion estimated to occur during the fourth quarter of 2004.

Also on January 9, 2004, the Company announced its intention to expand its Florence Correctional Center located in Florence, Arizona by 216 beds, increasing the total design capacity to 1,816 beds. The estimated cost of the expansion is approximately $6.2 million and is expected to be completed during the first quarter of 2005. The expansion is being undertaken in anticipation of increasing demand from Hawaii, Alaska, the Bureau of Immigration and Customs Enforcement and USMS.

On January 13, 2004, the Company announced that it had received notice from the Alabama Department of Corrections that it will withdraw 1,424 inmates currently housed at the Company's Tallahatchie County Correctional Facility located in Tutwiler, Mississippi. The inmates are housed at the facility pursuant to a management contract that became effective July 6, 2003 under a temporary emergency agreement to provide the State of Alabama immediate relief to its overcrowded prison system. Based on the terms of the contract, Alabama is required to compensate the Company at a guaranteed rate of 95% occupancy of the facility through March 11, 2004. For the fourth quarter


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
CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 6


of 2003, the facility generated approximately $0.3 million in operating income for the Company, net of depreciation and amortization expense of $0.6 million.

On January 20, 2004, the Company announced that the TDCJ awarded the Company contracts to continue managing the 2,100-bed Mineral Wells Pre-Parole Transfer Facility located in Mineral Wells, Texas and the 200-bed Bridgeport Pre-Parole Transfer Facility located in Bridgeport, Texas. The new contracts have a three-year base term with four one-year renewal options and were awarded after a competitive procurement process.

GUIDANCE

The Company is providing initial earnings guidance for 2004 stating that for the first quarter of 2004, the Company expects fully-diluted earnings per share ("EPS") to be in the range of $0.34 to $0.36 and full-year EPS to be in the range of $1.52 to $1.58. As previously discussed, the guidance includes a provision for income taxes. Please refer to the illustration following the financial statements herein of 2003 adjusted net income assuming a tax provision using an estimated effective tax rate of 40 percent. During 2004, the Company expects to invest approximately $124.7 million in capital expenditures consisting of approximately $78.8 million in previously announced prison construction and expansions, $25.2 million in maintenance capital expenditures and approximately $20.7 million in information technology.

SUPPLEMENTAL FINANCIAL INFORMATION

The Company has made available on its website supplemental financial information and other data for the fourth quarter and year ended December 31, 2003. The Company does not undertake any obligation, and disclaims any duty, to update any of the information disclosed in this report. Interested parties may access this information through the Company's website at www.correctionscorp.com under the Financial Information of the Investor section.

WEBCAST AND REPLAY INFORMATION

The Company will host a webcast conference call at 2:00 p.m. Central Time on Thursday, February 12, 2004 to discuss its fourth quarter and year-end results. To listen to this discussion, please access Webcasts and Conference Calls under the Investor Section at www.correctionscorp.com. A replay will be available today at 5:00 p.m. Central Time through 5:00 app. Central Time on February 19, 2004 at the Company's website, or by dialing 1-800-405-2236, pass code 568343.

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. The Company currently operates 64 facilities, including 38 company-owned facilities, with a total design capacity of approximately 65,000 beds in 20 states and the District of Columbia. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse


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
CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 7


treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of and demand for new prison facilities; (iii) increases in costs to expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond the Company's control, such as weather, labor conditions and material shortages, resulting in increased construction costs; and (iv) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.


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CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 8


               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                        December 31,
                                                                                            -------------------------------------
                                        ASSETS                                                    2003                2002
                                                                                            -----------------    ----------------

Cash and cash equivalents                                                                    $     84,231         $    65,406
Restricted cash                                                                                    12,823               7,363
Accounts receivable, net of allowance of $1,999 and $1,344, respectively                          136,465             119,197
Deferred tax assets                                                                                50,473                  --
Income tax receivable                                                                                  --              32,499
Prepaid expenses and other current assets                                                           8,028              12,299
Current assets of discontinued operations                                                           1,158              17,583
                                                                                             ------------         -----------
         Total current assets                                                                     293,178             254,347

Property and equipment, net                                                                     1,586,979           1,551,781

Investment in direct financing lease                                                               17,751              18,346
Goodwill                                                                                           15,563              20,902
Deferred tax assets                                                                                 6,739                  --
Other assets                                                                                       38,818              28,211
Non-current assets of discontinued operations                                                          --                 484
                                                                                             ------------         -----------

         Total assets                                                                        $  1,959,028         $ 1,874,071
                                                                                             ============         ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                                        $    156,656         $   151,516
Income tax payable                                                                                    913               3,685
Distributions payable                                                                                 150               5,330
Current portion of long-term debt                                                                   1,146              23,054
Current liabilities of discontinued operations                                                        761               2,381
                                                                                             ------------         -----------
   Total current liabilities                                                                      159,626             185,966

Long-term debt, net of current portion                                                          1,002,282             932,905
Other liabilities                                                                                  21,655              21,202
                                                                                             ------------         -----------

         Total liabilities                                                                      1,183,563           1,140,073
                                                                                             ------------         -----------

Commitments and contingencies

Preferred stock - $0.01 par value; 50,000 shares authorized:
   Series A - stated at liquidation preference of $25.00 per share                                  7,500             107,500
   Series B - stated at liquidation preference of $24.46 per share                                 23,528             107,831
Common stock - $0.01 par value; 80,000 shares authorized; 35,020 and 27,986
   shares issued and outstanding at December 31, 2003 and 2002, respectively                          350                 280
Additional paid-in capital                                                                      1,441,742           1,343,066
Deferred compensation                                                                              (1,479)             (1,604)
Retained deficit                                                                                 (695,590)           (822,111)
Accumulated other comprehensive loss                                                                 (586)               (964)
                                                                                             ------------         -----------
         Total stockholders' equity                                                               775,465             733,998
                                                                                             ------------         -----------

         Total liabilities and stockholders' equity                                          $  1,959,028         $ 1,874,071
                                                                                             ============         ===========


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CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 9



               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 FOR THE THREE MONTHS ENDED             FOR THE TWELVE MONTHS
                                                                        DECEMBER 31,                       ENDED DECEMBER 31,
                                                              ------------------------------        ------------------------------
                                                                 2003               2002               2003               2002
                                                              -----------        -----------        -----------        -----------
REVENUE:
   Management and other                                       $   267,915        $   241,105        $ 1,032,995        $   934,050
   Rental                                                             945                920              3,742              3,701
                                                              -----------        -----------        -----------        -----------
                                                                  268,860            242,025          1,036,737            937,751
                                                              -----------        -----------        -----------        -----------

EXPENSES:
   Operating                                                      199,856            184,011            775,311            721,352
   General and administrative                                      11,101             13,245             40,467             36,907
   Depreciation and amortization                                   13,831             13,399             52,937             51,292
                                                              -----------        -----------        -----------        -----------
                                                                  224,788            210,655            868,715            809,551
                                                              -----------        -----------        -----------        -----------
OPERATING INCOME                                                   44,072             31,370            168,022            128,200
                                                              -----------        -----------        -----------        -----------

OTHER (INCOME) EXPENSE:
   Equity in (earnings) loss of joint venture                         (75)                90               (119)               153
   Interest expense, net                                           17,987             18,101             74,446             87,478
   Expenses associated with debt refinancing and
     recapitalization transactions                                     --                 --              6,687             36,670
   Change in fair value of derivative instruments                      --                628             (2,900)            (2,206)
   Loss on disposal of assets                                         282                 53                261                110
   Unrealized foreign currency transaction gain                      (357)              (180)              (556)              (622)
                                                              -----------        -----------        -----------        -----------
                                                                   17,837             18,692             77,819            121,583
                                                              -----------        -----------        -----------        -----------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                      26,235             12,678             90,203              6,617

   Income tax benefit                                              52,459             30,021             52,352             63,284
                                                              -----------        -----------        -----------        -----------

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                                     78,694             42,699            142,555             69,901

   Income (loss) from discontinued operations, net of                 920                562               (772)             2,459
     taxes
   Cumulative effect of accounting change                              --                 --                 --            (80,276)
                                                              -----------        -----------        -----------        -----------

NET INCOME (LOSS)                                                  79,614             43,261            141,783             (7,916)

   Distributions to preferred stockholders                           (856)            (5,385)           (15,262)           (20,959)
                                                              -----------        -----------        -----------        -----------

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS            $    78,758        $    37,876        $   126,521        $   (28,875)
                                                              ===========        ===========        ===========        ===========

BASIC EARNINGS (LOSS) PER SHARE:
   Income from continuing operations before cumulative
     effect of accounting change                              $      2.24        $      1.35        $      3.95        $      1.77
   Income (loss) from discontinued operations, net of
     taxes                                                           0.03               0.02              (0.03)              0.09
   Cumulative effect of accounting change                              --                 --                 --              (2.90)
                                                              -----------        -----------        -----------        -----------
     Net income (loss) available to common stockholders       $      2.27        $      1.37        $      3.92        $     (1.04)
                                                              ===========        ===========        ===========        ===========

DILUTED EARNINGS (LOSS) PER SHARE:
   Income from continuing operations before cumulative
     effect of accounting change                              $      1.99        $      1.12        $      3.46        $      1.59
   Income (loss) from discontinued operations, net of
     taxes                                                           0.02               0.02              (0.02)              0.08
   Cumulative effect of accounting change                              --                 --                 --              (2.49)
                                                              -----------        -----------        -----------        -----------
     Net income (loss) available to common stockholders       $      2.01        $      1.14        $      3.44        $     (0.82)
                                                              ===========        ===========        ===========        ===========


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
CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 10


               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                CALCULATION OF ADJUSTED FREE CASH FLOW AND EBITDA
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           FOR THE THREE MONTHS         FOR THE TWELVE MONTHS
                                                                             ENDED DECEMBER 31,            ENDED DECEMBER 31,
                                                                         ------------------------     -------------------------
                                                                            2003           2002          2003           2002
                                                                         ---------      ---------     ----------      ---------
Pre-tax income (loss) available to common stockholders                   $  26,299      $   7,855      $  74,169      $ (92,159)
Expenses associated with debt refinancing and recapitalization
   transactions                                                                 --             --          6,687         36,670
Cumulative effect of accounting change                                          --             --             --         80,276
Income taxes paid                                                             (454)          (141)        (2,183)        (4,251)
Depreciation and amortization                                               13,831         13,399         52,937         51,292
Depreciation and amortization for discontinued operations                       --            154          1,074          3,095
Income tax (benefit) expense for discontinued operations                      (920)            --           (920)           600
Amortization of debt costs and other non-cash interest                       1,798          1,380          7,505         11,816
Change in fair value of derivative instruments                                  --            628         (2,900)        (2,206)
Series B preferred stock dividends satisfied with series B preferred
 stock and non-recurring tender premium                                         --          3,235         10,476         12,359
Maintenance capital expenditures                                           (13,167)        (3,428)       (35,522)       (12,254)
                                                                         ---------      ---------      ---------      ---------
ADJUSTED FREE CASH FLOW                                                  $  27,387      $  23,082      $ 111,323      $  85,238
                                                                         =========      =========      =========      =========

                                                                          FOR THE THREE MONTHS          FOR THE TWELVE MONTHS
                                                                            ENDED DECEMBER 31,              ENDED DECEMBER 31,
                                                                         ------------------------      ------------------------
                                                                            2003           2002           2003           2002
                                                                         ---------      ---------      ---------      ---------
Net income (loss)                                                        $  79,614      $  43,261      $ 141,783      $  (7,916)
Interest expense, net                                                       17,987         18,101         74,446         87,478
Depreciation and amortization                                               13,831         13,399         52,937         51,292
Income tax expense (benefit)                                               (52,459)       (30,021)       (52,352)       (63,284)
Cumulative effect of accounting change                                          --             --             --         80,276
(Income) loss from discontinued operations, net of taxes                      (920)          (562)           772         (2,459)
                                                                         ---------      ---------      ---------      ---------

EBITDA                                                                      58,053         44,178        217,586        145,387

Success-based tax professional fees                                             --          4,000             --          4,000
Expenses associated with debt refinancing and recapitalization
   transactions                                                                 --             --          6,687         36,670
Change in fair value of derivative instruments                                  --            628         (2,900)        (2,206)
                                                                         ---------      ---------      ---------      ---------
ADJUSTED EBITDA                                                          $  58,053      $  48,806      $ 221,373      $ 183,851
                                                                         =========      =========      =========      =========

Note 1: Net income, excluding special items; Adjusted EBITDA; and Adjusted free cash flow are non-GAAP financial measures. The Company believes that net income, excluding special items; Adjusted EBITDA; and Adjusted free cash flow are important operating measures that supplement discussion and analysis of the Company's results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis as that used by management.

Management and investors review both the Company's overall performance (including GAAP EPS; net income excluding special items; and Adjusted free cash flow) and the operating performance of the Company's correctional facilities (Adjusted EBITDA). Adjusted EBITDA is useful as a supplemental measure of the performance of the Company's correctional facilities because it does not take into account depreciation and amortization or the impact of the Company's financing strategies or tax provisions. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company's correctional facilities, management believes that assessing performance of the Company's correctional facilities without the impact of depreciation or amortization is useful. The calculation of Adjusted free cash flow substitutes capital expenditures incurred to maintain the functionality and condition of the Company's correctional facilities in lieu of a provision for depreciation; Adjusted free cash flow also excludes certain other non-cash expenses that do not affect the Company's ability to service debt.

The Company may make adjustments to Adjusted EBITDA and Adjusted free cash flow from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Other companies may calculate Adjusted EBITDA and Adjusted free cash flow differently than the Company does, and therefore comparability may be limited. Adjusted EBITDA and Adjusted free cash flow are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Company's operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company's consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

                                     -more-

CCA 2003 Fourth Quarter and Year End Results
February 12, 2004
Page 11



               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
           ILLUSTRATION OF 2003 NET INCOME EXCLUDING SPECIAL ITEMS AND
                            ASSUMING A TAX PROVISION
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                  FOR THE THREE MONTHS ENDED               FOR THE YEAR
                                            ------------------------------------------------------------       ENDED
                                             MARCH 31,       JUNE 30,     SEPTEMBER 30,     DECEMBER 31,    DECEMBER 31,
                                                2003           2003           2003              2003            2003
                                            -----------     ---------     -------------     ------------    ------------
Pre-tax income, as reported                 $ 22,732        $ 20,230        $ 19,314        $ 26,235        $ 88,511
Special Items:
   Expenses associated with debt
     refinancing and recapitalization
     transactions                                 --           4,135           2,552              --           6,687
   Change in fair value of derivative
     instruments                                  --          (2,900)             --              --          (2,900)
                                            --------        --------        --------        --------        --------
                                              22,732          21,465          21,866          26,235          92,298
Income tax adjustment                         (9,093)         (8,586)         (8,746)        (10,494)        (36,919)
                                            --------        --------        --------        --------        --------
Net income, as adjusted for special
  items and assuming a tax provision          13,639          12,879          13,120          15,741          55,379
Preferred stock distributions, as
  reported                                    (5,480)         (8,090)           (836)           (856)        (15,262)
Excess distributions to series B
  preferred stockholders                          --           4,472              --              --           4,472
                                            --------        --------        --------        --------        --------
Net income available to common
   stockholders, excluding special
   items and assuming a tax provision       $  8,159        $  9,261        $ 12,284        $ 14,885        $ 44,589
                                            ========        ========        ========        ========        ========
Per diluted share                           $   0.26        $   0.26        $   0.32        $   0.38        $   1.23
                                            ========        ========        ========        ========        ========



Note 2: Generally accepted accounting principles require that a valuation allowance be established and maintained when it is more likely than not that all or a portion of a deferred tax asset will not be realized. In determining whether a valuation allowance is required, the Company takes into consideration all positive and negative evidence with regard to the utilization of its deferred tax assets including its past earnings history, expected future earnings, the character and jurisdiction of such earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of its deferred tax assets, carryback and carryforward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset.

Throughout 2003, the Company did not recognize an income tax provision due to the application of a valuation allowance applied to its deferred tax assets. At December 31, 2003, the Company concluded that it was more likely than not that substantially all of its deferred tax assets would be realized. As a result, the valuation allowance applied to such deferred tax assets was reversed and, beginning with the first quarter of 2004, the Company will begin providing for an income tax provision at a rate on income before taxes equal to the combined federal and state effective tax rates, which the Company currently estimates to be 40% using current tax rates.

Net income available to common stockholders and earnings per diluted share for the four quarterly and annual periods of 2003, adjusted for the special items and for a tax provision, have been presented for illustrative purposes because the Company believes such amounts are important measures that supplement discussion and analysis of the Company's results of operations, particularly when comparing results of operations during 2003 to future results of operations, because the results of operations in future periods are expected to include an income tax provision and the results of operations for 2003 did not. (Refer to Note 1 for a discussion of why special items are presented.) The income tax adjustment was computed by applying the 40% effective tax rate currently estimated for 2004 to pre-tax net income, as adjusted for the special items detailed in the foregoing table. The income tax adjustment is not intended to represent the adjustment to the historical income taxes that would have resulted using the effective tax rate the Company actually experienced during the periods presented, and is not necessarily what the actual effective tax rate will be for 2004. Effective tax rates are dependent on many factors, some of which are beyond the Company's control.

                                       ###